Exhibit 99.1

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

www.airproducts.com

Air Products Reports Fiscal Q1 Financial Results

First Quarter Summary

•	Sales of $2.6 billion up 10 percent versus prior year

•	EPS up three* percent to $1.30 versus prior year

•	Good volumes in Tonnage Gases and new wins from Gulf Coast Connection Pipeline

•	$462 million share repurchase

LEHIGH VALLEY, Pa. (January 23, 2013) – Air Products (NYSE:APD) today reported net income of $277 million and diluted earnings per share (EPS) of $1.30, on a continuing operations basis, for its fiscal first quarter ended December 31, 2012, both up three* percent versus the prior year.

The discussion of first quarter results and guidance in this release is based on non-GAAP continuing operations. A reconciliation to GAAP results can be found on page four of this release.*

First quarter revenues of $2,562 million increased 10 percent versus prior year, with underlying sales up four percent on improved volumes in Tonnage Gases. Acquisitions contributed six percent. Operating income of $372 million was up five percent versus prior year. Operating margin of 14.5 percent was down 70 basis points versus prior year, driven by an inventory accounting revaluation and the Indura acquisition.

Sequential sales declined two percent, with underlying sales down four percent and seasonally lower volumes in the Merchant Gases, and Electronics and Performance Materials segments. Operating income decreased nine percent sequentially.

Commenting on the first quarter, John McGlade, chairman, president and chief executive officer, said, “Globally, economic growth underperformed our expectations for the quarter. We delivered higher volumes in Tonnage Gases, and Equipment and Energy. However, both Merchant Gases and Electronics volumes declined. Our operating performance was encouraging and we are seeing improvements from our cost and restructuring actions. It’s a positive start that we expect to improve upon through the year. We also repurchased 5.7 million shares during the quarter.”

•

Merchant Gases sales of $1,009 million increased 14 percent versus the prior year due to the Indura acquisition. Underlying sales declined one percent, with positive pricing in all regions more than offset by lower volumes in Europe. Operating income of $171 million increased three percent versus prior year due largely to Indura and positive pricing, partially offset by lower volumes. Sequential sales decreased one percent, with positive pricing and a weaker dollar offset by seasonally lower volumes. Sequential operating income increased six percent due to improved productivity and prior quarter Indura acquisition costs.

•

Tonnage Gases sales of $898 million increased 11 percent versus the prior year, on strong base loading and new plant volumes. Operating income of $138 million was up 24 percent versus prior year, driven by the volume growth and lower maintenance spending. Sequential sales increased six percent driven primarily by new plant volumes and higher energy pass-thru. Sequential operating income was down two percent, primarily from the previously announced decision to exit the PUI business.

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•

Electronics and Performance Materials sales of $549 million were up three percent versus prior year primarily due to the DA NanoMaterials acquisition. Underlying sales were down one percent, as volume growth in Performance Materials was more than offset by lower Electronics volumes. Operating income of $61 million was down 22 percent versus prior year due largely to inventory accounting revaluation. Sequential sales declined 11 percent and sequential operating income declined 28 percent respectively on lower volumes and higher costs.

•

Equipment and Energy sales of $106 million increased 19 percent versus prior year, due to higher large ASU and LNG equipment sales. Operating income of eight million dollars increased 15 percent versus prior year due to the higher equipment sales. Sequentially, sales decreased 16 percent and operating income decreased 53 percent due mostly to reduced ASU project activity. The sales backlog is up 25 percent versus prior year on LNG sales.

Outlook

Looking ahead, McGlade said, “Global economic growth is expected to be modest at best so we will continue to take actions to improve our performance. Solid execution, cost control, price improvement and volume growth are our priorities. Our strong project backlog and our significant leverage in existing assets position us well for the future.”

Air Products is updating its guidance for fiscal 2013 of EPS in the range of $5.70 to $5.90 per share. For the second quarter of fiscal 2013 ending March 31, 2013, EPS is expected to be between $1.34 and $1.39 per share.

Access the Q1 earnings teleconference scheduled for 10:00 a.m. Eastern Time on January 23 by calling 719-325-4787 and entering pass code 3708364, or access event details on our website.

About Air Products

Air Products (NYSE:APD) provides atmospheric, process and specialty gases; performance materials; equipment; and technology. For over 70 years, the company has enabled customers to become more productive, energy efficient and sustainable. More than 20,000 employees in over 50 countries supply innovative solutions to the energy, environment and emerging markets. These include semiconductor materials, refinery hydrogen, coal gasification, natural gas liquefaction, and advanced coatings and adhesives. In fiscal 2012, Air Products had sales approaching $10 billion. For more information, visit www.airproducts.com.

Note: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance, projections, targets and business outlook. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this release. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, deterioration in global or regional economic and business conditions; weakening demand for the Company’s products and services; future financial and operating performance of major customers; unanticipated contract terminations or customer cancellations or postponement of projects and sales; the success of commercial negotiations; asset impairments or losses due to a decline in profitability of or demand for certain of the Company’s products or businesses, or specific product or customer events; the impact of competitive products and pricing; interruption in ordinary sources of supply of raw materials; the ability to recover unanticipated increased energy and raw material costs from customers; costs and outcomes of litigation or regulatory activities; successful development and market acceptance of new products and applications; the ability to attract, hire and retain qualified personnel in all regions of the world where the Company operates; the success of productivity programs; the success and impact of restructuring

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and cost reduction initiatives; achieving anticipated acquisition synergies; the timing, impact, and other uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies from that currently anticipated; the continued availability of capital funding sources for all of the Company’s foreign operations; the impact of environmental, tax or other legislation and regulations in jurisdictions in which the Company and its affiliates operate; the impact of new or changed financial accounting guidance; the impact on the effective tax rate of changes in the mix of earnings among our U.S. and international operations; and other risk factors described in the Company’s Form 10K for its fiscal year ended September 30, 2012. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this document to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

Media Inquiries:

George Noon, tel: (610) 481-1990; e-mail: noong@airproducts.com.

Investor Inquiries:

Simon Moore, tel: (610) 481-7461; e-mail: mooresr@airproducts.com.

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*	The presentation of non-GAAP measures is intended to enhance the usefulness of financial information by providing measures which our management uses internally to evaluate our baseline performance on a comparable basis. Presented below are reconciliations of the reported GAAP results to the non-GAAP measures.

CONSOLIDATED RESULTS

	Continuing Operations
2013 Q1 vs 2012 Q1	Net Income	Diluted EPS
2013 GAAP	$276.9	$1.30
2012 GAAP	225.9	1.06
Change GAAP	$51.0	$.24
% Change GAAP	23%	23%

2013 GAAP	$276.9	$1.30
2013 Non-GAAP Measure	$276.9	$1.30

2012 GAAP	$225.9	$1.06
Spanish tax settlement	43.8	.20
2012 Non-GAAP Measure	$269.7	$1.26

Change Non-GAAP Measure	$7.2	$.04
% Change Non-GAAP Measure	3%	3%

2013 Q1 vs 2012 Q4		Operating Income
2013 Q1 GAAP		$372.4
2012 Q4 GAAP		157.9
Change GAAP		$214.5
% Change GAAP		136%

2013 Q1 GAAP		$372.4
2013 Q1 Non-GAAP Measure		$372.4

2012 Q4 GAAP		$157.9
PV market actions		186.0
PUI business actions		54.6
Customer bankruptcy		9.8
2012 Q4 Non-GAAP Measure		$408.3

Change Non-GAAP Measure		$(35.9)
% Change Non-GAAP Measure		(9)%

		FY 2013
2013 Guidance		$5.70-$5.90

Capital Expenditures

We utilize a non-GAAP measure in the computation of capital expenditures and include spending associated with facilities accounted for as capital leases. Certain facilities that are built to provide product to a specific customer are required to be accounted for as capital leases and such spending is reflected as a use of cash within cash provided by operating activities.

	FY 2013	2013 Forecast
Capital expenditures – GAAP basis	$357.0	$1,650-1,750
Capital lease expenditures	71.4	250-350
Capital expenditures – Non-GAAP basis	$428.4	$1,900-2,100

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three Months Ended 31 December
(Millions of dollars, except for share data)	2012	2011
Sales	$2,562.4	$2,321.5
Cost of sales	1,900.1	1,722.3
Selling and administrative	268.2	231.0
Research and development	33.3	28.1
Other income, net	11.6	13.7
Operating Income	372.4	353.8
Equity affiliates’ income	41.4	37.1
Interest expense	35.8	29.4
Income from Continuing Operations before Taxes	378.0	361.5
Income tax provision	92.2	127.4
Income from Continuing Operations	285.8	234.1
Income from Discontinued Operations, net of tax	1.4	22.2
Net Income	287.2	256.3
Less: Net Income Attributable to Noncontrolling Interests	8.9	8.2
Net Income Attributable to Air Products	$278.3	$248.1

Net Income Attributable to Air Products
Income from continuing operations	$276.9	$225.9
Income from discontinued operations	1.4	22.2
Net Income Attributable to Air Products	$278.3	$248.1

Basic Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.32	$1.07
Income from discontinued operations	.01	.11
Net Income Attributable to Air Products	$1.33	$1.18

Diluted Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.30	$1.06
Income from discontinued operations	.01	.10
Net Income Attributable to Air Products	$1.31	$1.16

Weighted Average of Common Shares Outstanding (in millions)	210.0	210.3
Weighted Average of Common Shares Outstanding Assuming Dilution (in millions)	212.6	213.9
Dividends Declared Per Common Share – Cash	$.64	$.58

Other Data from Continuing Operations
Depreciation and amortization	$218.5	$203.0
Capital expenditures on a Non-GAAP basis (see page 9 for reconciliation)	428.4	398.0

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Millions of dollars)	31 December 2012	30 September 2012
Assets
Current Assets
Cash and cash items	$545.6	$454.4
Trade receivables, net	1,508.0	1,544.7
Inventories	746.5	786.6
Contracts in progress, less progress billings	214.3	190.8
Prepaid expenses	125.5	81.7
Other receivables and current assets	409.7	342.0
Current assets of discontinued operations	13.5	15.6
Total Current Assets	3,563.1	3,415.8
Investment in net assets of and advances to equity affiliates	1,185.2	1,175.7
Plant and equipment, at cost	18,558.1	18,046.2
Less: accumulated depreciation	10,075.8	9,805.6
Plant and equipment, net	8,482.3	8,240.6
Goodwill	1,610.7	1,598.4
Intangible assets, net	754.8	761.6
Noncurrent capital lease receivables	1,411.9	1,328.9
Other noncurrent assets	360.1	393.6
Noncurrent assets of discontinued operations	25.0	27.2
Total Noncurrent Assets	13,830.0	13,526.0
Total Assets	$17,393.1	$16,941.8

Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,963.9	$1,927.7
Accrued income taxes	70.0	48.5
Short-term borrowings	835.9	633.4
Current portion of long-term debt	92.5	74.3
Current liabilities of discontinued operations	4.6	6.0
Total Current Liabilities	2,966.9	2,689.9
Long-term debt	5,107.3	4,584.2
Other noncurrent liabilities	1,752.8	1,980.9
Deferred income taxes	723.9	670.8
Noncurrent liabilities of discontinued operations	.3	.2
Total Noncurrent Liabilities	7,584.3	7,236.1
Total Liabilities	10,551.2	9,926.0

Redeemable Noncontrolling Interest	390.7	392.5

Total Air Products Shareholders’ Equity	6,299.3	6,477.2
Noncontrolling Interests	151.9	146.1
Total Equity	6,451.2	6,623.3
Total Liabilities and Equity	$17,393.1	$16,941.8

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended 31 December
(Millions of dollars)	2012	2011
Operating Activities
Net Income	$287.2	$256.3
Less: Net income attributable to noncontrolling interests	8.9	8.2
Net income attributable to Air Products	$278.3	$248.1
Income from discontinued operations	(1.4)	(22.2)
Income from continuing operations attributable to Air Products	$276.9	$225.9
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	218.5	203.0
Deferred income taxes	37.4	26.1
Share-based compensation	10.1	11.8
Noncurrent capital lease receivables	(93.4)	(61.2)
Other adjustments	60.8	11.3
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	51.0	57.6
Inventories	42.5	(24.2)
Contracts in progress, less progress billings	(22.3)	(9.6)
Other receivables	(64.4)	4.5
Payables and accrued liabilities	7.3	(54.8)
Other working capital	(16.0)	42.0
Pension plan contributions	(230.0)	(8.1)
Cash Provided by Operating Activities	278.4	424.3
Investing Activities
Additions to plant and equipment	(357.0)	(342.3)
Investment in and advances to unconsolidated affiliates	—	(21.2)
Proceeds from sale of assets and investments	2.8	11.9
Change in restricted cash	—	2.0
Other investing activities	(1.6)	—
Cash Used for Investing Activities	(355.8)	(349.6)
Financing Activities
Long-term debt proceeds	77.3	400.1
Payments on long-term debt	(65.0)	(3.3)
Net increase (decrease) in commercial paper and short-term borrowings	709.1	(316.4)
Dividends paid to shareholders	(136.0)	(121.9)
Purchase of treasury shares	(461.6)	—
Proceeds from stock option exercises	27.0	7.9
Excess tax benefit from share-based compensation	8.1	2.8
Payment for subsidiary shares from noncontrolling interests	—	(58.4)
Other financing activities	(1.8)	(.1)
Cash Provided by (Used for) Financing Activities	157.1	(89.3)
Discontinued Operations
Cash provided by operating activities	5.2	6.4
Cash used for investing activities	(.8)	(7.4)
Cash provided by financing activities	—	1.0
Cash Provided by Discontinued Operations	4.4	—
Effect of Exchange Rate Changes on Cash	7.1	(.6)
Increase (Decrease) in Cash and Cash Items	91.2	(15.2)
Cash and Cash Items – Beginning of Year	454.4	422.5
Cash and Cash Items – End of Period	545.6	407.3
Less: Cash and Cash Items – Discontinued Operations	—	1.1
Cash and Cash Items – Continuing Operations	$545.6	$406.2

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

SUMMARY BY BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended 31 December
(Millions of dollars)	2012	2011
Sales to External Customers
Merchant Gases	$1,009.1	$887.7
Tonnage Gases	898.4	809.8
Electronics and Performance Materials	549.0	535.2
Equipment and Energy	105.9	88.8
Segment and Consolidated Totals	$2,562.4	$2,321.5

Operating Income
Merchant Gases	$171.0	$166.3
Tonnage Gases	138.1	111.4
Electronics and Performance Materials	61.3	78.1
Equipment and Energy	8.4	7.3
Segment Total	$378.8	$363.1
Other	(6.4)	(9.3)
Consolidated Total	$372.4	$353.8

(Millions of dollars)	31 December 2012	30 September 2012
Identifiable Assets (A)
Merchant Gases	$6,500.6	$6,428.5
Tonnage Gases	5,225.3	5,059.8
Electronics and Performance Materials	2,908.5	2,930.3
Equipment and Energy	425.8	379.3
Segment Total	$15,060.2	$14,797.9
Other	1,109.2	925.4
Discontinued operations	38.5	42.8
Consolidated Total	$16,207.9	$15,766.1

(A)	Identifiable assets are equal to total assets less investment in net assets of and advances to equity affiliates.

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RECONCILIATION

NON-GAAP MEASURE

(Unaudited)

We utilize a non-GAAP measure in the computation of capital expenditures and include spending associated with facilities accounted for as capital leases and purchases of noncontrolling interests. Certain contracts associated with facilities that are built to provide product to a specific customer are required to be accounted for as leases, and such spending is reflected as a use of cash within cash provided by operating activities, if the arrangement qualifies as a capital lease. Additionally, the purchase of noncontrolling interests in a subsidiary is accounted for as an equity transaction and will be reflected as a financing activity in the statement of cash flows.

The presentation of this non-GAAP measure is intended to enhance the usefulness of information by providing a measure which our management uses internally to evaluate and manage our expenditures.

Below is a reconciliation of capital expenditures on a GAAP basis to a non-GAAP measure.

	Three Months Ended 31 December
(Millions of dollars)	2012	2011
Capital expenditures – GAAP basis	$357.0	$363.5
Capital lease expenditures	71.4	28.2
Purchase of noncontrolling interests	—	6.3
Capital expenditures – Non-GAAP basis	$428.4	$398.0